UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

[804 Carnegie Center, Princeton, New Jersey 08540]

(Address of principal executive offices, including zip code)

[(609) 524-4500]

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 6, 2021, NRG Energy, Inc. (the Company) announced the appointment of Alberto Fornaro as Executive Vice President and Chief Financial Officer of the Company, effective June 1, 2021.

Alberto Fornaro, 56, was Chief Financial Officer of Coupang, Inc. (Coupang) from February 2020 to December 2020 and has been serving as a Senior Advisor since December 2020. Prior to Coupang, he spent almost nine years at International Gaming Technology plc (IGT) from 2011 to January 2020 where he most recently served as Executive Vice President and Chief Financial Officer since 2013. Before IGT, Alberto was Group CFO and President of the Europe, Middle East, and Africa division at Doosan Infracore Construction Equipment. Mr. Fornaro also served as General Manager and CFO of Technogym and spent 12 years in finance at CNH Global/Fiat Group in Italy and in the U.S. Mr. Fornaro holds a bachelor’s degree in Economics and Banking from the University of Siena, Italy; a two-year post-graduate degree in Banking and Finance from the University of Siena’s Post Graduate School in Banking; and was a Visiting Scholar at the Ph.D. Program in Economics at Columbia University, New York. In 2019, he graduated at the Advanced Management Program of Harvard Business School. Mr. Fornaro is licensed as a Certified Public Accountant in Illinois.

Mr. Fornaro will receive a base salary of $725,000 annually and a sign-on bonus consisting of $1,000,000 payable in two installments ($500,000 within 30 days of June 1, 2021 and $500,000 within 30 days of June 1, 2022); and an equity grant of $1,000,000 of which (i) thirty three percent (33%) will be issued as Restricted Stock Units (“RSUs”) that will vest over three years in increments of one-third of the total grant on each anniversary of the grant date; and (ii) sixty seven percent (67%) will be issued as Relative Performance Stock Units (“RPSUs”) that will vest on the third anniversary of the grant date. The number of shares that may ultimately vest pursuant to the grant of RPSUs will be subject to the Company’s total shareholder return.

Mr. Fornaro will participate in the Company’s Annual Incentive Plan with a target level of 75% of his base salary and a maximum level of 150% of his base salary. He will also participate in the Company’s Long-Term Incentive Plan valued at 200% of his base salary, which will consist of a combination of RSUs and RPSUs, or other design as determined by the Compensation Committee. In addition, Mr. Fornaro will be a participant in the Company’s Executive Change in Control and General Severance Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press release dated May 6, 2021.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

Date: May 6, 2021	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary